SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 23, 1999
(To Prospectus dated November 9, 1998)


                             CWMBS, INC. Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                            Countrywide Home Loans
                                 Servicing LP
                                Master Servicer

                    CHL Mortgage Pass-Through Trust 1999-3
                                    Issuer

                                 -----------

The Class A-2 certificates
represent obligations of
the trust only and do not
represent an interest in or
obligation of CWMBS,               The Class A-2 Certificates
Inc., Countrywide Home
Loans, Inc., Countrywide           o  This supplement relates to the offering of the Class A-2 certificates of the
Home Loans Servicing LP               series referenced above. This supplement does not contain complete
or any of their respective            information about the offering of the Class A-2 certificates. Additional
affiliates.                           information is contained in the prospectus supplement dated February 23,
                                      1999 prepared in connection with the offering of the offered certificates of
This supplement may be                the series referenced above and in the prospectus of the depositor dated
used to offer and sell the            November 9, 1998. You are urged to read this supplement, the prospectus
offered certificates only if          supplement and the prospectus in full.
accompanied by the
prospectus supplement and          o  As of December 26, 2002, the class certificate balance of the Class A-2
the prospectus.                       certificates was approximately $122,626,000.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-2 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

JANUARY 28, 2003

                               THE MORTGAGE POOL

     As of December 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 834 Mortgage Loans having an aggregate Stated Principal Balance of approximately $271,684,739.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                            As of
                                                                                      December 1, 2002
          Total Number of Mortgage Loans..........................................          834
          Delinquent Mortgage Loans and Pending Foreclosures at
          Period End (1)
                 30-59 days.......................................................         0.72%
                 60-90 days.......................................................         0.36%
                 91 days or more (excluding pending foreclosures).................         0.12%
                                                                                           -----
                 Total Delinquencies..............................................         1.20%
                                                                                           =====
          Foreclosures Pending ...................................................         0.24%
                                                                                           -----
          Total Delinquencies and foreclosures pending ...........................         1.44%
                                                                                           =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $33.455 billion at December 31, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of the actual experience on the Mortgage Loans (totals may mot add due to rounding):


                                                                                                         At               At
                                                                 At February 28(29),                 December 31,    December 31,
                                                 --------------------------------------------------- ------------  ----------------
                                                     1998          1999          2000          2001         2001           2002
                                                 ------------  ------------  ------------  -----------  ------------  -------------
   Delinquent Mortgage Loans and
      Pending Foreclosures at
         Period End
        30-59 days.............................. 1.08%         1.03%         1.36%         1.61%        1.89%         2.11%
        60-89 days.............................  0.16          0.18          0.22          0.28         0.39          0.53
        90 days or more (excluding
           pending foreclosures)................ 0.16          0.12          0.16          0.14         0.23          0.35
                                                 ------------  ------------  ------------  -----------  ------------  -------------
            Total of delinquencies               1.40%         1.32%         1.75%         2.03%        2.51%         2.99%
                                                 ============  ============  ============  ===========  ============  =============
   Foreclosures pending......................... 0.17%         0.14%         0.16%         0.27%        0.31%         0.31%
                                                 ============  ============  ============  ===========  ============  =============
   Total delinquencies and
       foreclosures pending..................... 1.57%         1.46%         1.91%         2.30%        2.82%         3.31%
                                                 ============  ============  ============  ===========  ============  =============

   Net Gains/(Losses) on
       liquidated loans(1)...................... $(2,662,000)  $(2,882,524)  $(3,076,240)  $(2,988,604) $(5,677,141)  $(10,788,657)
   Percentage of Net
       Gains/(Losses) on
       liquidated loans(1)(2)................... (0.024)%      (0.018)%      (0.017)%      (0.014)%     (0.022)%      (0.032)%
   Percentage of Net Gains/(Losses) on
       liquidated loans (based on average
       outstanding principal balance)(1)........ (0.027)%      (0.021)%      (0.017)%      (0.015)%     (0.023)%      (0.033)%
-----------------

(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                   DESCRIPTION OF THE CLASS A-2 CERTIFICATES

     The Class A-2 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-2 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

     As of December 26, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class A-2 Certificates was approximately $122,626,000 evidencing a beneficial ownership interest of approximately 45.14% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $244,690,036 and evidenced in the aggregate, a beneficial ownership interest of approximately 90.06% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $26,994,083 and evidenced in the aggregate, a beneficial ownership interest of approximately 9.94% in the Trust Fund. For additional information with respect to the Class A-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholder

     The monthly statement for December 2002, that has been furnished to Certificateholders of record on the Distribution Date in December 2002, is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (ii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (iii) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (iv) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (v) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date,
(vi) the scheduled monthly payment for each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (vii) the Class Certificate Balance of the Class A-2 Certificates is $122,626,000 (viii) interest accrues on the Class A-2 Certificates at the applicable interest rate described in the Prospectus Supplement, (ix) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (x) the closing date of the sale of the Class A-2 Certificates is January 28, 2003, (xi) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "Description of the Certificates--Optional Purchase of Defaulted Loans" and "--Optional Termination" and (xiii) no Class of Certificates become a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 275% of SPA assumes prepayment rates will be 0.55% per annum in month one, 1.10% per annum in month two, and increasing by 0.55% in each succeeding month until reaching a rate of 16.5% per annum in month 30 and remaining constant at 16.5% per annum thereafter. 0% of the SPA assumes no prepayments. There is no assurance that prepayments will occur at any rate of the SPA or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentages of the Certificate Date Class Certificate Balance of the Class A-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that
(i) the underlying Mortgage Loans will have the characteristics assumed or
(ii) all of the underlying Mortgage Loans will prepay at the constant percentages of SPA specified in the table or any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of SPA, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining term to maturity of the Mortgage Loans specified in the Revised Structuring Assumptions.

                         Percent of Class Certificate
                             Balance Outstanding*

                                                        Class A-2
                                                   Percentages of SPA
          Distribution Date               0%      125%    275%     375%    500%
          -----------------              ---      ----    ----     ----    ----
Initial Percent..................        100       100     100      100     100
January 28, 2003.................        100       100     100      100     100
January 25, 2004.................        100        87      73       72      72
January 25, 2005.................         98        75      51       46      46
January 25, 2006.................         95        64      33       26      25
January 25, 2007.................         92        54      19       11      12
January 25, 2008.................         89        44       8        3       3
January 25, 2009.................         86        36       0        0       0
January 25, 2010.................         83        29       0        0       0
January 25, 2011.................         79        22       0        0       0
January 25, 2012.................         75        15       0        0       0
January 25, 2013.................         71         9       0        0       0
January 25, 2014.................         67         4       0        0       0
January 25, 2015.................         62         0       0        0       0
January 25, 2016.................         57         0       0        0       0
January 25, 2017.................         52         0       0        0       0
January 25, 2018.................         46         0       0        0       0
January 25, 2019.................         40         0       0        0       0
January 25, 2020.................         34         0       0        0       0
January 25, 2021.................         27         0       0        0       0
January 25, 2022.................         20         0       0        0       0
January 25, 2023.................         12         0       0                0
January 25, 2024.................          4         0       0        0       0
January 25, 2025.................          0         0       0        0       0
Weighted Average Life (years) **.       13.4        4.9     2.3      2.0     2.0
--------------------------
*  Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $4,004,650 and $208,105 and $0, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A-2 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

Foreign Investors

     In general, a Foreign Investor who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf will not be subject to United States Federal income taxes on payments of interest or original issue discount on a Certificate, unless such Foreign Investor is a direct or indirect 10% or greater certificateholder of the Trust Fund, a controlled foreign corporation related to the Trust Fund or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

     - is signed under penalties of perjury by the beneficial owner of the Certificate,

     -  certifies that such owner is not a U.S. Holder, and

     -  provides the beneficial owner's name and address.

     A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Foreign Investor (which itself is not a Withholding Agent).

     Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN.

     A foreign Certificate Owner whose income with respect to its investment in a Certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder furnishes to the Withholding Agent an IRS Form W-8ECI.

     More complex rules apply if Certificates are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Certificate for the account of another) or non U.S. flow-through entity (which includes a partnership, trust and certain fiscally transparent entities).

     Generally, a Foreign Investor will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Certificate, unless such Foreign Investor is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Foreign Investor should consult its tax advisor in this regard.

     The Certificates will not be includible in the estate of a Foreign Investor unless the individual is a direct or indirect 10% or greater certificateholder of the Trust Fund or, at the time of such individual's death, payments in respect of the Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

     Backup withholding of United States Federal income tax may apply to payments made in respect of the Certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Certificates to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those Foreign Investors who are not exempt recipients.

     In addition, upon the sale of a Certificate to (or through) a broker, the broker must report the sale and backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that such seller is a Foreign Investor (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class A-2 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

     The Class A-2 Certificates are currently rated "AAA" by Fitch, Inc. and by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans Servicing LP, and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                                EXHIBIT 1

                                 Mortgage Loans as of the Reference Date

                                            Mortgage Rates(1)
--------------------------------------------------------------------------------------------------------
         Mortgage Rates           Number of Mortgage   Aggregate Principal Balance      Percent of
              (%)                        Loans                 Outstanding             Mortgage Pool
--------------------------------------------------------------------------------------------------------
6.375..........................             6                   $ 1,506,909                 0.55 %
6.500..........................            16                     5,495,288                 2.02
6.625..........................            44                    14,252,801                 5.25
6.750..........................           145                    46,242,492                17.02
6.875..........................           182                    59,753,227                21.99
7.000..........................           175                    56,878,015                20.94
7.125..........................            69                    22,637,228                 8.33
7.250..........................            64                    21,071,947                 7.76
7.375..........................            45                    15,446,161                 5.69
7.500..........................            39                    12,841,006                 4.73
7.625..........................            10                     3,428,760                 1.26
7.750..........................            12                     3,643,541                 1.34
7.875..........................            13                     4,663,039                 1.72
8.000..........................             4                       920,350                 0.34
8.125..........................             3                       807,697                 0.30
8.250..........................             5                     1,717,802                 0.63
8.375..........................             1                        48,487                 0.02
--------------------------------------------------------------------------------------------------------
             Total                        834                  $271,684,739               100.00%
========================================================================================================

(1) The lender PMI Mortgage Loans are shown at the Mortgage Rates net of the interest premium charged by the related lenders. As of the Reference Date, the weighted average Mortgage Rate of the Mortgage Loans (as so adjusted) was approximately 7.011% per annum. Without such adjustment, the weighted average Mortgage Rate of the Mortgage Loans, as of the Reference Date, was approximately 7.021% per annum.

                               Current Mortgage Loan Principal Balances(1)
-----------------------------------------------------------------------------------------------------------
   Current Mortgage Loan            Number of Mortgage   Aggregate Principal Balance      Percent of
          Balance                          Loans                  Outstanding             Mortgage Pool
-----------------------------------------------------------------------------------------------------------
$0.01 -- $50,000.00...............             1                    $   48,487                 0.02 %
$50,000.01 -- $100,000.00.........             8                       679,241                 0.25
$100,000.01 -- $150,000.00........            10                     1,226,812                 0.45
$150,000.01 -- $200,000.00........            10                     1,729,868                 0.64
$200,000.01 -- $250,000.00........           127                    30,047,509                11.06
$250,000.01 -- $300,000.00........           268                    73,521,476                27.06
$300,000.01 -- $350,000.00........           170                    54,828,354                20.18
$350,000.01 -- $400,000.00........            90                    33,593,801                12.37
$400,000.01 -- $450,000.00........            62                    26,177,341                 9.64
$450,000.01 -- $500,000.00........            41                    19,391,638                 7.14
$500,000.01 -- $550,000.00........             9                     4,635,685                 1.71
$550,000.01 -- $600,000.00........            14                     8,043,746                 2.96
$600,000.01 -- $650,000.00........            13                     8,023,523                 2.95
$650,000.01 -- $700,000.00........             2                     1,393,602                 0.51
$700,000.01 -- $750,000.00........             4                     2,926,894                 1.08
$750,000.01 -- $1,000,000.00......             4                     3,537,768                 1.30
$1,500,000.01 -- $2,000,000.00....             1                     1,840,661                 0.68
-----------------------------------------------------------------------------------------------------------
               Total                         834                  $271,684,739               100.00%
===========================================================================================================

(1) As of the Reference Date, the average current Mortgage Loan principal balance was approximately $325,715.

                                 Original Loan-to-Value Ratios (1)(2)
--------------------------------------------------------------------------------------------------------
 Original Loan-To-Value Ratios    Number of Mortgage   Aggregate Principal Balance      Percent of
              (%)                        Loans                 Outstanding             Mortgage Pool
--------------------------------------------------------------------------------------------------------
50.00 and below................            36                  $ 13,753,633                  5.06 %
50.01 to 55.00.................            21                     8,335,205                  3.07
55.01 to 60.00.................            38                    13,125,619                  4.83
60.01 to 65.00.................            49                    18,237,080                  6.71
65.01 to 70.00.................            85                    29,799,869                 10.97
70.01 to 75.00.................           151                    50,028,675                 18.42
75.01 to 80.00.................           375                   117,190,299                 43.15
80.01 to 85.00.................            14                     4,128,236                  1.52
85.01 to 90.00.................            47                    13,259,742                  4.88
90.01 to 95.00.................            18                     3,788,048                  1.39
--------------------------------------------------------------------------------------------------------
             Total                        834                  $271,684,739                100.00%
========================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans as of the Reference Date was approximately 72.86%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.


                             State Distribution of Mortgaged Properties(1)
--------------------------------------------------------------------------------------------------------
             State                Number of Mortgage   Aggregate Principal Balance      Percent of
                                         Loans                 Outstanding             Mortgage Pool
--------------------------------------------------------------------------------------------------------
California.....................           392                 $ 134,684,313                49.57 %
Colorado.......................            41                    13,387,455                 4.93
Florida........................            27                     8,779,865                 3.23
Hawaii.........................            13                     5,786,923                 2.13
Maryland.......................            18                     5,772,934                 2.13
New Jersey.....................            25                     7,905,151                 2.91
New York.......................            24                     6,996,359                 2.58
Texas..........................            46                    10,773,990                 3.97
Virginia.......................            22                     6,460,818                 2.38



                                                   10

Washington.....................            32                    10,067,486                 3.71
Other (less than 2%)...........           194                    61,031,113                22.46
--------------------------------------------------------------------------------------------------------
             Total                        834                  $271,684,739               100.00%
========================================================================================================

(1) As of the reference date, no more than approximately 0.68% of the Mortgage Loans were secured by Mortgaged Properties in any one postal zip code area.


                                       Purpose of Mortgage Loans
--------------------------------------------------------------------------------------------------------
          Loan Purpose            Number of Mortgage   Aggregate Principal Balance      Percent of
                                         Loans                 Outstanding             Mortgage Pool
--------------------------------------------------------------------------------------------------------
Purchase.......................           371                 $ 116,395,635                42.85 %
Refinance (rate/term)..........           303                   101,212,296                36.89
Refinance (cash out)...........           160                    55,038,476                20.26
--------------------------------------------------------------------------------------------------------
             Total                        834                  $271,684,739                100.00%
========================================================================================================



                                                   11

                                      Types of Mortgaged Property
--------------------------------------------------------------------------------------------------------
         Property Type           Number of Mortgage    Aggregate Principal Balance      Percent of
                                        Loans                  Outstanding             Mortgage Pool
--------------------------------------------------------------------------------------------------------
Single Family Residence.......           595                  $ 196,933,804                72.50 %
Planned Unit Development (PUD)           207                     65,333,022                24.05
Low-rise Condominium..........            23                      6,376,549                 2.35
2 to 4 Family Residence.......             8                      2,670,695                 0.98
High-rise Condominium                      1                        332,336                 0.12
--------------------------------------------------------------------------------------------------------
             Total                       834                  $271,684,739                 100.00%
========================================================================================================


                                          Occupancy Types(1)
--------------------------------------------------------------------------------------------------------
        Occupancy Types           Number of Mortgage   Aggregate Principal Balance      Percent of
                                         Loans                 Outstanding             Mortgage Pool
--------------------------------------------------------------------------------------------------------
Primary Residence..............           814                 $ 264,355,705                97.32 %
Second Residence...............            10                     3,834,792                 1.41
Investor Property..............            10                     3,455,909                 1.27
--------------------------------------------------------------------------------------------------------
             Total                        834                  $271,684,739                100.00%
========================================================================================================
(1) Based upon representations of the related Mortgagors at the time of origination.


                               Documentation Program for Mortgage Loans
--------------------------------------------------------------------------------------------------------
        Type of Program           Number of Mortgage   Aggregate Principal Balance      Percent of
                                         Loans                 Outstanding             Mortgage Pool
--------------------------------------------------------------------------------------------------------
Full...........................           388                 $ 123,099,124                45.32 %
Alternative....................           284                    94,918,327                34.94
Reduced........................           130                    43,498,689                16.01
Streamlined....................            28                     9,027,340                 3.32
Clues Easy.....................             4                     1,102,927                 0.41
--------------------------------------------------------------------------------------------------------
             Total                        834                  $271,684,739                100.00%
========================================================================================================

                                                EXHIBIT 2

                              Trustee's December 2002 Distribution Statement
                                                [attached]

THE                                                                                                     Distribution Date: 12/25/02
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
Attn:  Courtney Bartholomew
212-815-3236                                           Countrywide Home Loans
                                                 Mortgage Pass-Through Certificates
                                                            Series 1999-3
                                           Certificateholder Monthly Distribution Summary

                                  Certificate                    Pass                                                     Current
                        Class        Rate        Beginning      Through      Principal      Interest      Total          Realized
Class     Cusip      Description     Type         Balance       Rate (%)    Distribution   Distribution  Distribution     Losses
A1      12669A6N6    Senior       Fix-30/360   6,081,364.99     6.050000    3,059,190.46   30,660.22     3,089,850.68    0.00
A2      12669A6P4    Senior       Fix-30/360   122,626,000.00   6.050000    0.00           618,239.42    618,239.42      0.00
A3      12669A6Q2    Senior       Fix-30/360   0.00             6.250000    0.00           0.00          0.00            0.00
A4                                             65,961,439.43    7.458646    16,073,115.94  409,985.85    16,483,101.80   0.00
A4-1    12669A6R0    Senior       Fix-30/360   5,301,000.00     6.500000    0.00           28,713.75     28,713.75       0.00
A4-2    12669A6R0    Senior       Fix-30/360   59,923,763.86    6.500000    16,002,136.30  324,587.05    16,326,723.36   0.00
A4-3    12669A6R0    Strip PO     Fix-30/360   736,675.57       0.000000    70,979.64      0.00          70,979.64       0.00
A4-4    12669A6R0    Strip IO     Fix-30/360   8,910,509.88     6.500000    0.00           48,265.26     48,265.26       0.00
A4-5    12669A6R0    Strip IO     Fix-30/360   0.00             6.500000    0.00           0.00          0.00            0.00
A4-6    12669A6R0    Strip IO     Fix-30/360   1,554,422.39     6.500000    0.00           8,419.79      8,419.79        0.00
A5      12669A6S8    Senior       Fix-30/360   0.00             6.500000    0.00           0.00          0.00            0.00
A6      12669A6T6    Senior       Fix-30/360   0.00             6.500000    0.00           0.00          0.00            0.00
A7      12669A6U3    Senior       Fix-30/360   1,946,496.08     6.500000    191,318.47     10,543.52     201,861.99      0.00
A8      12669A6V1    Senior       Fix-30/360   32,836,349.18    6.500000    7,336,529.15   177,863.56    7,514,392.71    0.00
A9      12669A6W9    Senior       Fix-30/360   9,947,000.00     6.500000    10,000.00      53,879.58     63,879.58       0.00
A10     12669A6X7    Strip PO     Fix-30/360   61,442.00        0.000000    62.00          0.00          62.00           0.00
A11     12669A6Y5    Senior       Fix-30/360   31,900,000.00    6.500000    0.00           172,791.67    172,791.67      0.00
PO      12669A6Z2    Strip PO     Fix-30/360   67.18            0.000000    6.47           0.00          6.47            0.00
X       12669A7A6    Strip IO     Fix-30/360   196,180,776.19   0.364207    0.00           59,542.02     59,542.02       0.00
AR      12669A7B4    Senior       Fix-30/360   100.00           6.500000    0.00           0.54          0.54            0.00


M       12669A7C2    Junior       Fix-30/360   13,138,639.76    6.500000    15,609.84      71,167.63     86,777.48       0.00
B1      12669A7D0    Junior       Fix-30/360   6,222,763.38     6.500000    7,393.18       33,706.63     41,099.82       0.00
B2      12669A7E8    Junior       Fix-30/360   2,765,778.54     6.500000    3,285.98       14,981.30     18,267.29       0.00
B3      12669A6K5    Junior       Fix-30/360   2,074,572.24     6.500000    2,464.77       11,237.27     13,702.04       0.00
B4      12669A6L3    Junior       Fix-30/360   1,728,492.43     6.500000    2,053.60       9,362.67      11,416.27       0.00
B5      12669A6M1    Junior       Fix-30/360   1,095,946.42     6.500000    1,302.08       5,936.38      7,238.46        0.00

Totals                                         298,386,451.63               26,702,331.94  1,679,898.26  28,382,230.24   0.00


                              Cumulative
             Ending            Realized
Class        Balance            Losses
A1         3,022,174.53       0.00
A2         122,626,000.00     0.00
A3         0.00               0.00
A4         49,888,323.49      0.00
A4-1       5,301,000.00       0.00
A4-2       43,921,627.56      0.00
A4-3       665,695.93         0.00
A4-4       8,698,719.78       0.00
A4-5       0.00               0.00
A4-6       1,433,296.00       0.00
A5         0.00               0.00
A6         0.00               0.00
A7         1,755,177.61       0.00
A8         25,499,820.02      0.00
A9         9,937,000.00       0.00
A10        61,380.00          0.00
A11        31,900,000.00      0.00
PO         60.71              0.00
X          178,885,283.24     0.00
AR         100.00             0.00


M          13,123,029.92      0.00
B1         6,215,370.19       0.00
B2         2,762,492.55       0.00
B3         2,072,107.47       0.00
B4         1,726,438.83       0.00
B5         1,094,644.35       652,850.39

Totals     271,684,119.67     652,850.39


      THE                                                                                              Distribution Date: 12/25/02
    BANK OF
      NEW
      YORK

101 Barclay St., 8W
New York, NY 10286
                                                      Countrywide Home Loans
Attn:  Courtney Bartholomew                     Mortgage Pass-Through Certificates
212-815-3236                                               Series 1999-3
                                                   Principal Distribution Detail

                          Original       Beginning         Scheduled                  Unscheduled        Net          Current
                        Certificate     Certificate        Principal      Accretion    Principal      Principal       Realized
Class     Cusip           Balance          Balance       Distribution     Principal   Adjustments    Distribution      Losses
A1      12669A6N6     105,124,000.00     6,081,364.99    3,059,190.46        0.00         0.00       3,059,190.46        0.00
A2      12669A6P4     122,626,000.00   122,626,000.00            0.00        0.00         0.00               0.00        0.00
A3      12669A6Q2     166,300,000.00             0.00            0.00        0.00         0.00               0.00        0.00
A4                     82,137,707.00    65,961,439.43   16,073,115.94        0.00         0.00      16,073,115.94        0.00
A4-1    12669A6R0       5,301,000.00     5,301,000.00            0.00        0.00         0.00               0.00        0.00
A4-2    12669A6R0      75,740,000.00    59,923,763.86   16,002,136.30        0.00         0.00      16,002,136.30        0.00
A4-3    12669A6R0       1,096,707.00       736,675.57       70,979.64        0.00         0.00          70,979.64        0.00
A4-4    12669A6R0      15,767,308.00     8,910,509.88            0.00        0.00         0.00               0.00        0.00
A4-5    12669A6R0       6,396,154.00             0.00            0.00        0.00         0.00               0.00        0.00
A4-6    12669A6R0       5,207,862.00     1,554,422.39            0.00        0.00         0.00               0.00        0.00
A5      12669A6S8      15,005,000.00             0.00            0.00        0.00         0.00               0.00        0.00
A6      12669A6T6       8,061,000.00             0.00            0.00        0.00         0.00               0.00        0.00
A7      12669A6U3       5,000,000.00     1,946,496.08      191,318.47        0.00         0.00         191,318.47        0.00
A8      12669A6V1     150,000,000.00    32,836,349.18    7,336,529.15        0.00         0.00       7,336,529.15        0.00
A9      12669A6W9      10,038,000.00     9,947,000.00       10,000.00        0.00         0.00          10,000.00        0.00
A10     12669A6X7          62,000.00        61,442.00           62.00        0.00         0.00              62.00        0.00
A11     12669A6Y5      31,900,000.00    31,900,000.00            0.00        0.00         0.00               0.00        0.00
PO      12669A6Z2             100.00            67.18            6.47        0.00         0.00               6.47        0.00
X       12669A7A6     527,883,762.00   196,180,776.19            0.00        0.00         0.00               0.00        0.00
AR      12669A7B4             100.00           100.00            0.00        0.00         0.00               0.00        0.00


M       12669A7C2      13,781,000.00    13,138,639.76       15,609.84        0.00         0.00          15,609.84        0.00
B1      12669A7D0       6,527,000.00     6,222,763.38        7,393.18        0.00         0.00           7,393.18        0.00
B2      12669A7E8       2,901,000.00     2,765,778.54        3,285.98        0.00         0.00           3,285.98        0.00
B3      12669A6K5       2,176,000.00     2,074,572.24        2,464.77        0.00         0.00           2,464.77        0.00
B4      12669A6L3       1,813,000.00     1,728,492.43        2,053.60        0.00         0.00           2,053.60        0.00
B5      12669A6M1       1,813,596.00     1,095,946.42        1,302.08        0.00         0.00           1,302.08        0.00

Totals                725,265,503.00   298,386,451.63   26,702,331.94        0.00         0.00      26,702,331.94        0.00


            Ending           Ending
          Certificate      Certificate
Class       Balance          Factor
A1        3,022,174.53    0.02874866377
A2      122,626,000.00    1.00000000000
A3                0.00    0.00000000000
A4       49,888,323.49    0.60737419283
A4-1      5,301,000.00    1.00000000000
A4-2     43,921,627.56    0.57990002054
A4-3        665,695.93    0.60699523833
A4-4      8,698,719.78    0.55169340100
A4-5              0.00    0.00000000000
A4-6      1,433,296.00    0.27521773898
A5                0.00    0.00000000000
A6                0.00    0.00000000000
A7        1,755,177.61    0.35103552195
A8       25,499,820.02    0.16999880017
A9        9,937,000.00    0.98993823471
A10          61,380.00    0.99000000000
A11      31,900,000.00    1.00000000000
PO               60.71    0.60706856105
X       178,885,283.24    0.33887248694
AR              100.00    0.99999999998


M        13,123,029.92    0.95225527302
B1        6,215,370.19    0.95225527729
B2        2,762,492.55    0.95225527560
B3        2,072,107.47    0.95225527053
B4        1,726,438.83    0.95225528677
B5        1,094,644.35    0.60357673121

Totals  271,684,119.67

      THE                                                                                              Distribution Date: 12/25/02
    BANK OF
      NEW
      YORK

101 Barclay St., 8W
New York, NY 10286
                                                      Countrywide Home Loans
Attn:  Courtney Bartholomew                     Mortgage Pass-Through Certificates
212-815-3236                                               Series 1999-3
                                                    Interest Distribution Detail

            Beginning       Pass       Accrued     Cumulative                   Total          Net         Unscheduled
           Certificate    Through      Optimal       Unpaid      Deferred     Interest     Prepayment       Interest      Interest
Class        Balance      Rate (%)     Interest     Interest     Interest        Due      Int Shortfall    Adjustment        Paid
A1        6,081,364.99    6.050000     30,660.22        0.00        0.00      30,660.22          0.00            0.00     30,660.22
A2      122,626,000.00    6.050000    618,239.42        0.00        0.00     618,239.42          0.00            0.00    618,239.42
A3                0.00    6.250000          0.00        0.00        0.00           0.00          0.00            0.00          0.00
A4       65,961,439.43    7.458646    409,985.85        0.00        0.00     409,985.85          0.00            0.00    409,985.85
A4-1      5,301,000.00    6.500000     28,713.75        0.00        0.00      28,713.75          0.00            0.00     28,713.75
A4-2     59,923,763.86    6.500000    324,587.05        0.00        0.00     324,587.05          0.00            0.00    324,587.05
A4-3        736,675.57    0.000000          0.00        0.00        0.00           0.00          0.00            0.00          0.00
A4-4      8,910,509.88    6.500000     48,265.26        0.00        0.00      48,265.26          0.00            0.00     48,265.26
A4-5              0.00    6.500000          0.00        0.00        0.00           0.00          0.00            0.00          0.00
A4-6      1,554,422.39    6.500000      8,419.79        0.00        0.00       8,419.79          0.00            0.00      8,419.79
A5                0.00    6.500000          0.00        0.00        0.00           0.00          0.00            0.00          0.00
A6                0.00    6.500000          0.00        0.00        0.00           0.00          0.00            0.00          0.00
A7        1,946,496.08    6.500000     10,543.52        0.00        0.00      10,543.52          0.00            0.00     10,543.52
A8       32,836,349.18    6.500000    177,863.56        0.00        0.00     177,863.56          0.00            0.00    177,863.56
A9        9,947,000.00    6.500000     53,879.58        0.00        0.00      53,879.58          0.00            0.00     53,879.58
A10          61,442.00    0.000000          0.00        0.00        0.00           0.00          0.00            0.00          0.00
A11      31,900,000.00    6.500000    172,791.67        0.00        0.00     172,791.67          0.00            0.00    172,791.67
PO               67.18    0.000000          0.00        0.00        0.00           0.00          0.00            0.00          0.00
X       196,180,776.19    0.364207     59,542.02        0.00        0.00      59,542.02          0.00            0.00     59,542.02
AR              100.00    6.500000          0.54        0.00        0.00           0.54          0.00            0.00          0.54


M        13,138,639.76    6.500000     71,167.63        0.00        0.00      71,167.63          0.00            0.00     71,167.63
B1        6,222,763.38    6.500000     33,706.63        0.00        0.00      33,706.63          0.00            0.00     33,706.63
B2        2,765,778.54    6.500000     14,981.30        0.00        0.00      14,981.30          0.00            0.00     14,981.30
B3        2,074,572.24    6.500000     11,237.27        0.00        0.00      11,237.27          0.00            0.00     11,237.27
B4        1,728,492.43    6.500000      9,362.67        0.00        0.00       9,362.67          0.00            0.00      9,362.67
B5        1,095,946.42    6.500000      5,936.38        0.00        0.00       5,936.38          0.00            0.00      5,936.38

Totals  298,386,451.63              1,679,898.26        0.00        0.00   1,679,898.26          0.00            0.00  1,679,898.26

      THE                                                                                              Distribution Date: 12/25/02
    BANK OF
      NEW
      YORK

101 Barclay St., 8W
New York, NY 10286
                                                      Countrywide Home Loans
Attn:  Courtney Bartholomew                     Mortgage Pass-Through Certificates
212-815-3236                                               Series 1999-3
                                                     Current Payment Information
                                                          Factors per $1,000

                          Original        Beginning Cert.                                                Ending Cert.       Pass
                        Certificate          Notional          Principal            Interest              Notional         Through
Class     Cusip           Balance            Balance          Distribution        Distribution            Balance          Rate (%)
A1      12669A6N6      105,124,000.00        57.849444370      29.100780602        0.291657615          28.748663769       6.050000
A2      12669A6P4      122,626,000.00     1,000.000000000       0.000000000        5.041666667       1,000.000000000       6.050000
A3      12669A6Q2      166,300,000.00         0.000000000       0.000000000        0.000000000           0.000000000       6.250000
A4                      82,137,707.00       803.059177559     195.684984729        4.991445038         607.374192830       7.458646
A4-1    12669A6R0        5,301,000.00     1,000.000000000       0.000000000        5.416666667       1,000.000000000       6.500000
A4-2    12669A6R0       75,740,000.00       791.177236060     211.277215520        4.285543362         579.900020541       6.500000
A4-3    12669A6R0        1,096,707.00       671.715935689      64.720697358        0.000000000         606.995238331       0.000000
A4-4    12669A6R0       15,767,308.00       565.125631079       0.000000000        3.061097168         551.693401001       6.500000
A4-5    12669A6R0        6,396,154.00         0.000000000       0.000000000        0.000000000           0.000000000       6.500000
A4-6    12669A6R0        5,207,862.00       298.476109042       0.000000000        1.616745591         275.217738982       6.500000
A5      12669A6S8       15,005,000.00         0.000000000       0.000000000        0.000000000           0.000000000       6.500000
A6      12669A6T6        8,061,000.00         0.000000000       0.000000000        0.000000000           0.000000000       6.500000
A7      12669A6U3        5,000,000.00       389.299215451      38.263693503        2.108704084         351.035521948       6.500000
A8      12669A6V1      150,000,000.00       218.908994514      48.910194348        1.185757054         169.998800166       6.500000
A9      12669A6W9       10,038,000.00       990.934449093       0.996214385        5.367561599         989.938234708       6.500000
A10     12669A6X7           62,000.00       991.000000000       1.000000000        0.000000000         990.000000000       0.000000
A11     12669A6Y5       31,900,000.00     1,000.000000000       0.000000000        5.416666667       1,000.000000000       6.500000
PO      12669A6Z2              100.00       671.797076420      64.728515372        0.000000000         607.068561048       0.000000
X       12669A7A6      527,883,762.00       371.636315258       0.000000000        0.112793802         338.872486941       0.364207
AR      12669A7B4              100.00       999.999999981       0.000000000        5.416666667         999.999999981       6.500000


M       12669A7C2       13,781,000.00       953.387980670       1.132707648        5.164184895         952.255273021       6.500000
B1      12669A7D0        6,527,000.00       953.387984942       1.132707653        5.164184918         952.255277288       6.500000
B2      12669A7E8        2,901,000.00       953.387983249       1.132707651        5.164184909         952.255275598       6.500000
B3      12669A6K5        2,176,000.00       953.387978174       1.132707645        5.164184882         952.255270528       6.500000
B4      12669A6L3        1,813,000.00       953.387994433       1.132707665        5.164184970         952.255286768       6.500000
B5      12669A6M1        1,813,596.00       604.294685732       0.717954522        3.273262881         603.576731209       6.500000

Totals                 725,265,503.00       411.416854098      36.817319767        2.316252811         374.599534303

      THE
    BANK OF
      NEW
      YORK

101 Barclay St., 8W
New York, NY 10286
                                                      Countrywide Home Loans
Attn:  Courtney Bartholomew                     Mortgage Pass-Through Certificates
212-815-3236                                               Series 1999-3

Pool Level Data
Distribution Date                                                                                                         12/25/02
Cut-off Date                                                                                                                2/1/99
Determination Date                                                                                                         12/1/02
Accrual Period 30/360                                 Begin                                                                11/1/02
                                                      End                                                                  12/1/02
Number of Days in 30/360 Accrual Period                                                                                         30

                                   Collateral Information
Group 1
-------
Cut-Off Date Balance                                                                                                725,265,502.52

Beginning Aggregate Pool Stated Principal Balance                                                                   298,387,109.63
Ending Aggregate Pool Stated Principal Balance                                                                      271,684,739.67

Beginning Aggregate Certificate Stated Principal Balance                                                            298,386,451.63
Ending Aggregate Certificate Stated Principal Balance                                                               271,684,119.67

Beginning Aggregate Loan Count                                                                                                 908
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 74
Ending Aggregate Loan Count                                                                                                    834

Beginning Weighted Average Loan Rate (WAC)                                                                               7.026542%
Ending Weighted Average Loan Rate (WAC)                                                                                  7.029708%

Beginning Net Weighted Average Loan Rate                                                                                 6.757268%
Ending Net Weighted Average Loan Rate                                                                                    6.760860%

Weighted Average Maturity (WAM) (Months)                                                                                       311

Servicer Advances                                                                                                        25,056.39

Aggregate Pool Prepayment                                                                                            26,347,775.12
Pool Prepayment Rate                                                                                                   67.0679 CPR

                                   Certificate Information
Group 1
-------



                                                               Page 1

Senior Percentage                                                                                                   90.9201547234%
Senior Prepayment Percentage                                                                                       100.0000000000%

Subordinate Percentage                                                                                               9.0798452766%
Subordinate Prepayment Percentage                                                                                    0.0000000000%



                                                               Page 2

      THE
    BANK OF
      NEW
      YORK

101 Barclay St., 8W
New York, NY 10286
                                                      Countrywide Home Loans
Attn:  Courtney Bartholomew                     Mortgage Pass-Through Certificates
212-815-3236                                               Series 1999-3
Certificate Account

Beginning Balance                                                                                                             0.00

Deposit
Payments of Interest and Principal                                                                                   28,428,514.90
Liquidation Proceeds                                                                                                          0.00
All Other Proceeds                                                                                                            0.00
Other Amounts                                                                                                                 0.00
                                                                                                                     -------------
Total Deposits                                                                                                       28,428,514.90

Withdrawals
Reimbursement of Servicer Advances                                                                                            0.00
Payment of Master Servicer Fees                                                                                          43,355.61
Payment of Sub Servicer Fees                                                                                              2,556.59
Payment of Other Fees                                                                                                         0.00
Payment of Insurance Premium(s)                                                                                             331.57
Payment of Personal Mortgage Insurance                                                                                        0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                              0.00
Payment of Principal and Interest                                                                                    28,382,230.21
                                                                                                                     -------------
Total Withdrawals                                                                                                    28,428,473.97

Ending Balance                                                                                                              372.50

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                18,808.38
Compensation for Gross PPIS from Servicing Fees                                                                          18,808.38
Other Gross PPIS Compensation                                                                                                 0.00

Total Net PPIS (Non-Supported PPIS)                                                                                           0.00

Master Servicing Fees Paid                                                                                               43,355.61
Sub Servicing Fees Paid                                                                                                   2,556.59
Insurance Premium(s) Paid                                                                                                   331.57
Personal Mortgage Insurance Fees Paid                                                                                         0.00



                                                               Page 3

Other Fees Paid                                                                                                               0.00
                                                                                                                     -------------
Total Fees                                                                                                               46,243.76

      THE
    BANK OF
      NEW
      YORK

101 Barclay St., 8W
New York, NY 10286
                                                      Countrywide Home Loans
Attn:  Courtney Bartholomew                     Mortgage Pass-Through Certificates
212-815-3236                                               Series 1999-3

                                   Delinquency Information
Group 1
-------
Delinquency                                               30-59 Days          60-89 Days           90+ Days          Totals
-----------                                               ----------          ----------           --------          ------
Scheduled Principal Balance                                  1,589,948.43          961,082.39        243,984.24        2,795,015.06
Percentage of Total Pool Balance                                0.585218%           0.353749%         0.089804%           1.028771%
Number of Loans                                                         6                   3                 1                  10
Percentage of Total Loans                                       0.719424%           0.359712%         0.119904%           1.199041%

Foreclosure
Scheduled Principal Balance                                                                                              605,555.39
Percentage of Total Pool Balance                                                                                          0.222889%
Number of Loans                                                                                                                   2
Percentage of Total Loans                                                                                                 0.239808%

Bankruptcy
Scheduled Principal Balance                                                                                                    0.00
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
Scheduled Principal Balance                                                                                                    0.00
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                    0.00
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                        0.00
Additional Gains (Recoveries)/Losses                                                                                           0.00
Total Realized Losses                                                                                                    354,057.26

                                   Subordination/Credit Enhancement Information

Protection                                                                                         Original          Current
----------                                                                                         --------          -------



                                                               Page 5

Bankruptcy Loss                                                                                      208,105.00          208,105.00
Bankruptcy Percentage                                                                                 0.028694%           0.076598%
Credit/Fraud Loss                                                                                 14,505,310.00               0.00
Credit/Fraud Loss Percentage                                                                          2.000000%           0.000000%

      THE
    BANK OF
      NEW
      YORK

101 Barclay St., 8W
New York, NY 10286
                                                      Countrywide Home Loans
Attn:  Courtney Bartholomew                     Mortgage Pass-Through Certificates
212-815-3236                                               Series 1999-3

Protection                                                                     Original                        Current
----------                                                                     --------                        -------
Special Hazard Loss                                                                  7,252,655.00                     4,004,650.65
Special Hazard Loss Percentage                                                          1.000000%                        1.474006%

Credit Support                                                                 Original                        Current
--------------                                                                 --------                        -------
Class A                                                                            696,253,907.00                   244,690,036.35
Class A Percentage                                                                     95.999865%                       90.064166%

Class M                                                                             13,781,000.00                    13,123,029.92
Class M Percentage                                                                      1.900132%                        4.830253%

Class B1                                                                             6,527,000.00                     6,215,370.19
Class B1 Percentage                                                                     0.899946%                        2.287719%

Class B2                                                                             2,901,000.00                     2,762,492.55
Class B2 Percentage                                                                     0.399991%                        1.016803%

Class B3                                                                             2,176,000.00                      2,072,107.47
Class B3 Percentage                                                                     0.300028%                        0.762690%

Class B4                                                                             1,813,000.00                     1,726,438.83
Class B4 Percentage                                                                     0.249977%                        0.635458%

Class B5                                                                             1,813,596.00                     1,094,644.35
Class B5 Percentage                                                                     0.250060%                        0.402911%

Reserve Fund Information

Class A9 Reserve Fund
---------------------
Beginning Balance
Deposits
Accrued Interest
Withdrawals
Ending Balance

Class A9 Rounding Account
------------------------
Beginning Balance
Deposits
Accrued Interest



                                                               Page 7

Withdrawals
Ending Balance



                                                               Page 8